SETTLEMENT AGREEMENT &: MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT is executed by the following Parties and is effective as of October 29, 2001:  Nord Pacific Ltd. ("Nord"), a New Brunswick, Canada corporation, and Hicor Corporation, ("Hicor") a Delaware corporation, and W. Pierce Carson ("Carson"), joined by his spouse Mariann J. Carson ("Spouse"), collectively the "Parties" unless the context otherwise appears:

WHEREAS, Carson was the President and CEO of Hicor and Nord Pacific; and

WHEREAS, Carson's total compensation package with Nord and Hicor included life insurance and retirement benefits to be provided to Carson on his retirement: and

WHEREAS, to provide a fund from which to at least partially fund the retirement benefits owed to Carson, an insurance policy was purchased from Northwestern Mutual Life Insurance Company; and

WHEREAS, on or about July 17, 1991. Carson was designated the owner of the policy and has continuously been the owner since; and

WHEREAS, on July 18, 1991 a collateral assignment to Hicor was executed by Carson; and

WHEREAS, the board of directors of Nord Pacific on April 1, 1994 directed that a retirement benefit plan in favor of Carson be implemented; and

WHEREAS, on May 27, 1997, the parties entered into a "continuation of employment agreement", by which the company recognized that Carson and his spouse were entitled to retirement benefits, which benefits "the Company will fund . on an ongoing, current basis"; and

WHEREAS. Carson's employment was terminated at the request, direction, and with the consent of Nord Pacific and Hicor, effective December 31, 2000 pursuant to the terms of an Amended Severance Agreement and General Release, in which Pacific recognized that Carson and his spouse "are entitled to certain retirement benefits under an existing company retirement plan", and which excepted claims for retirement benefits from the release; and

WHEREAS, Carson has maintained that he has been entitled to early retirement benefits effective January 1, 2001 of approximately $650,000.00 pursuant to the terms of the plan documents and agreements between the parties; and

WHEREAS, on or about March 28, 2001, Hicor attempted to borrow the cash value of the policy in reliance upon the collateral assignment; and

WHEREAS, April 10, 2001, Carson filed a verified application for temporary restraining order to prohibit Nord and Hicor from attempting to obtain proceeds under the insurance policy owned by Carson, which restraining order was granted by the Second Judicial District Court, State of New Mexico in Carson v. Nord Pacific Ltd., Hicor Corporation, et al., pending as cause no. CV-2001-02543; and

WHEREAS, a subsequent action was filed on April 24, 2001 in the United States District Court for the District of New Mexico entitled Carson v. Nord Pacific Ltd. Hicor Corporation, et al., pending as cause no. CV-01-0456 BB/DJS, seeking to enforce Carson's right to early retirement benefits as of his termination from employment: and

WHEREAS, Nord and Hicor acknowledge Carson's claim for early retirement benefits; and

WHEREAS, the parties held a settlement conference on October 9, 2001, at which time the parties agreed to negotiate and resolve an and all claims of any nature which they could have one against the other, including Carson's claim for early retirement benefits, claims of breach of fiduciary duty, claims for breach of contract by Pacific and Hicor under the severance agreement entered into between the parties dated December 31, 2000, and all claims of wrongdoing, misfeasance, misconduct or neglect which Nord Pacific, Hicor, their respective board of directors and all those claiming by, through or under them could have against Carson;

NOW, THEREFORE, it is agreed as follows:

I.             Definitions: Applicable to Agreement and Mutual Release

A.           "Action" shall mean Carson v. Nord Pacific Limited, et al., CIV No. 01-0456 BB/DJS, pending in United States District Court, New Mexico.

B.           "Claims and Causes" mean any and all claims, known or unknown, whether in contract, statutory (including without limitation ERISA laws governing securities and/or corporate governance) or otherwise from the beginning of time to the Closing which any of the Parties or those claiming by, through or under them may have against any of the other Parties hereto arising out of Carson's employment by Nord and/or Hicor including any retirement, benefit, severance, affiliation, right, entitlement, including any alleged, asserted or potential conduct, wrongdoing, misfeasance, mismanagement or misconduct by any of the Parties. The definition also includes -- without limitation --all claims and assertions which are the subject of any pleading or which could have been the subject of any pleading by amendment, supplement or otherwise in the Action or Carson v. Nord Pacific Limited, et. al., No. CV-2001-02543, District Court, Bernalillo County, New Mexico.

C.           "Closing Date" shall mean the date on which: (1) payment is made by Northwestern Mutual in accordance with Section IIB; (2) Nord and Hicor deliver to Carson the revocation of the Collateral Assignment; (3) the Parties authorize their attorneys of record in the Action to execute and lodge with the U.S. District Court the Exhibit 1 form of motion and order dismissing all claims between any of the Parties with prejudice without award of costs, all of which events shall be coincident.

D.           "Collateral Assignment" shall mean the Assignment of Life Insurance Policy As Collateral, dated July 18, 1991, executed by Hicor and Carson, assigning Northwestern Mutual Life Insurance Policy #10855098 to Hicor.

E.           "Insurance Policy" shall mean Northwestern Mutual Life Insurance Policy #10855098. with Carson as insured and Spouse as beneficiary.

F.           "Retirement" or "Retirement Plan" shall mean an split dollar life insurance, any supplement compensation agreement, any plan authorized by the Board of Directors of Nord, and any plan or arrangement, whether written or unwritten, executed or unexecuted, under which Carson or Spouse might claim benefits or entitlements incident to retirement or early retirement from Nord or Hicor (including without limitation any retirement plan, benefit or entitlement which is the subject of claims and assertions in the Action or Carson v. Nord Pacific Limited, et al., No. CV-2001-02543, District Court, Bernalillo County, New Mexico), except for any 401(k) plan in which Carson has participated.

G.           "Stock" shall mean Nord Common Stock.

H.           Securities law terms defined:

(1)         "Act" shall mean the Securities Act of 1933, 15 U.S.C. §§ 78a, et. seq. (2000);

(2)         "Rule 144" shall mean Securities and Exchange Commission Rule 144, 7 C.F.R. §§230.144, et seq.

(3)         "Registration Statement" shall mean a registration statement filed with the Securities and Exchange Commission for the purpose of a offering to the public of stock.

(4)         "SEC" shall mean the United States Securities and Exchange Commission.

(5)         "1934 Act" shall mean the Securities Exchange Act of 1934, 15 U.S.C. §§77a, et seq. (2000).

Agreements by Carson.

II.           In acknowledgment of Nord's and Hicor's rescinding and revoking of the Collateral Assignment, acknowledgment of Carson's claim to early retirement benefits and other consideration Carson and Spouse agree:

A.           Effective at the Closing Date, Carson and Spouse (to the extent of her community interest) waive, relinquish and release any and all claims to Retirement from Nord or Hicor.

B.           Carson will relinquish his right or claim to the Policy to the extent only that at the Closing .Date, Northwestern Mutual Life Insurance pay $120,000 U.S. directly to Nord and Hicor from the Life insurance Policy by wire transfer to a specified account name and number as directed in writing by Nord and Hicor, or their attorney of record in the Action.  Such payment is to be made coincident with Nord and Hicor's satisfaction of the requirements of Section III, and the Parties will cooperate with Northwestern Mutual Life Insurance to execute all such forms or documents as required to effect the payment on a timely basis in accordance with this Agreement, including the "surrender of paid up additions" form attached as Exhibit 2.  Nord will cooperate with Cason to structure the transaction involving the payment in a manner to minimize Carson's tax liabilities, so long as such cooperation does not subject Nord or Hicor to increased tax liability and is legally appropriate under the United States tax laws and state tax laws.

C.           At the Closing Date, Carson and Spouse will authorize their attorney of record in the Action to lodge a dismissal with prejudice with the Court in the Action, as attached as Exhibit 1.

Agreements by Nord Pacific and Hicor

III.         In acknowledgment of Carson's claims for early retirement benefits, relinquishment of all such benefits and in consideration of the payment to be received by them and other consideration Nord and Hicor agree:

A.           Nord and Hicor disavow any right, title or interest in the Insurance Policy and acknowledge that the policy has been the property of Carson since 1991. Nord and Hicor will therefore rescind and revoke the Collateral Assignment and execute the Release of Assignment attached as Exhibit 3.

B.           At the Closing Date, Nord and Hicor will authorize their attorney of record in the Action to lodge a dismissal with prejudice with the Court in the Action.

IV.         Mutual Agreements--Issuance of Stock:

A.           On or before February 1, 2005, Nord. its successor in interest or survivor corporation shall issue 1,431,482 shares of Stock to Carson, his Spouse. their devisee, heir or legal representative on the following terms:

(1)          Stock issued under this Section IV shall be restricted stock which can only be sold under an exemption from registration under the Act or upon compliance with the requirements of Rule 144 or upon registration of Carson's Stock under the Act.  Stock certificates will bear a legend giving notice of the Stock restrictions.  Carson's sale of the Stock during the holding period of Rule 144 or removal of the restrictive legend in accordance with Rule 144 is subject to Carson's furnishing an opinion of counsel satisfactory to Nord supporting the action.  Carson shall pay any exchange listing fee, if required.

(2)          If, during the period of resale restriction provided by Rule 144. Nord files a Registration Statement for Stock, Nord will -- at no charge to Carson -- include the Carson Stock in the shares of Stock included in the Nord Registration Statement, and shall use its best efforts to qualify such shares with Nord's own registration of Stock.

(3)          In the event of any change in Stock by reason of a stock dividend, split-up, reverse split, recapitalization, combination, merger, exchange of shares or similar transaction, the type and number of shares or securities subject to issue under Section IVA shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Carson shall receive upon issue of the Stock or its replacement the number and class of shares or other securities that Carson would have received in respect of Stock if the issue of Stock had occurred immediately prior to such event or the record date therefore, as applicable.  The Parties intend that Nord's obligation to issue Stock under Section IV.A shall survive any merger or consolidation and be binding on any surviving corporation where the consideration is the exchange of stock or securities of the surviving corporation for Stock.  In the event of a merger, consolidation or sale of substantially all of the assets of Nord in which the consideration of the transaction is cash, in whole or in part, Nord will issue the Stock under Section. IV.A. immediately prior to the closing of such transaction and Carson will thereafter receive the same consideration as any other Nord Shareholder; provided that Carson will comply with Section IV.B. in all respects.  Prior to any such event Nord shall furnish notice to Carson of any transaction involving combination, merger, exchange of shares, sale of Nord or substantially all of its assets, and the nature of the consideration for the transaction.

(4)          If, on the date on which the shares are to be issued Carson is deceased, Nord, its successor in interest or surviving corporation shall issue Stock to Spouse, or other legal representative designated by Carson.  Spouse and designee agree to be hound by the provisions of this Section IV.

(5)          Nord will cooperate with Carson or Spouse to structure the issuance of Stock in a manner to minimize Carson's tax liabilities, so long as such cooperation does not subject Nord or Hicor to increased tax liability and is legally appropriate under the tax laws of the United States and any state having taxing jurisdiction.

B.           During the period commencing on the date that Nord issues Stock under this Section IV(A), and for a period of twenty-four (24) months thereafter, Carson, Spouse or their successors and assigns:

(1)          will not directly or indirectly make, or in any way participate in, any Solicitation of Proxies as defined by the 1934 Act to vote, solicit any consent or communicate with or seek to advise or influence any person or entity with respect the voting of any Nord Stock or engage, encourage, participate in or support proxies in opposition to the then current Board of Directors of Nord,

(2)          will not directly or indirectly purchase or acquire (except by death or descent) additional shares of Stock;

(3)          will vote the Stock at any annual or special meeting, or otherwise, according to the recommendation of the Nord Board of Directors with respect to election of directors or any other matter properly before the meeting.

C.           The parties agree that paragraph 11 only of the Amended Severance Agreement and General Release, effective December 31, 2000 shall continue to apply, notwithstanding any provision of this Agreement.

D.           The parties agree to execute and to direct their lawyers to send to Northwestern Mutual the letter of instructions attached as Exhibit 4.  The parties agree, represent and warrant that, except as stated in this Agreement, they have not encumbered, assigned or conveyed any interest in the Policy.

V.           Releases:

A.           Effective at closing; except for enforcement of this Agreement Hicor and Nord Pacific Ltd., on behalf of themselves, their respective boards of directors, shareholders and all those who could claim by, through or under them, hereby release Carson, his spouse, his heirs, devisees, assigns, representatives and insurers of any and any all Claims of any nature whatsoever from the beginning of time down through the date of execution of this Agreement, known or unknown.  It is the intent of the parties that the Nord and Hicor releasing parties relinquish each and every Claim, regardless of legal theory or character, whether founded in contract, tort, statute or common law, including but not limited to any claims under any securities law or regulation; laws concerning governance of corporate affairs, liability of officers, directors and/or employees of corporations; and misfeasance, intention wrongdoing, mismanagement or misconduct of any time or kind at any time.  Without limiting the generality of the foregoing, Nord and Hicor, on behalf of themselves and others identified above, specifically release any Claims of any nature whatsoever arising out of Carson's employment by either of them, participation as an officer or director of either corporation, Claims relating to any expenses or expense accounts, and each and every Claim of any nature whatsoever, known or unknown, through the date of execution of this Agreement.

B.           Effective at closing, except for enforcement of this Agreement, Carson (and Spouse, to the extent of her community interest), hereby release each and every claim of any nature whatsoever which he could have against Nord Pacific and/or Hicor, their officers and directors of any nature whatsoever from the beginning of time down through the date of execution of this Settlement Agreement.  Without limiting the generality of the foregoing, it is the intent of Carson to release each and every claim for compensation, retirement benefits, payment by Nord Pacific or Hicor only under the Amended Severance Agreement, and each and every other claim of any nature. regardless of legal theory or character, including claims arising under contract, tort, statute, and/or common law.

VI.         Other Terms:

A.           The Parties warrant that no promise or inducement has been offered or made to them except as herein set forth; that this Settlement Agreement is executed without reliance on any statement or representation by the other party or by any agents or employees of the other party concerning any fact, legal issue, the value of Stock or the future of-Nord, or any other fact or matter which may be material or relevant.

B.           The Parties represent that the persons signing this Agreement are acting under proper authority of such party and are legally competent to execute this Agreement.

C.           The parties understand that this Agreement is a compromise of disputed Claims and Causes, and that the Agreement and Mutual Release is not to be construed as an admission of liability on the part of any party hereto.  Each party expressly denies liability therefor and intends merely to avoid further litigation with respect to the Claims and Causes which the Parties have asserted.

D.           The Parties understand that because Nord is a reporting company under the 1934 Act, that the fact and general terms of the settlement must be disclosed.  The Parties agree that they will cooperate in such disclosure and Nord will furnish Carson with a copy of any release or 1934 Act report to be disclosed or filed.  Any such report shall not include any detailed allegation of disputes between the parties.

E.           This Agreement shall be governed by the laws of the State of New Mexico excluding its conflict or choice of law rules which would select the law of a different jurisdiction.

F.           This Agreement and the Mutual Release may be signed by the Parties in counterparts and, if so signed, shall be enforceable to the same extent as if all Parties signed one copy of this Agreement and/or the Mutual Release.

G.           This Settlement Agreement and Release reflects the entire agreement between the Parties, and may not be varied or amended except in writing signed by the Parties.

H.           If due to the bankruptcy filing by Nord Pacific or Hicor, for any reason Carson does not receive and retain all consideration for this agreement and property acknowledged to be his under this Agreement, then Carson shall have the right at his election to enforce all claims released against Hicor and Nord Pacific herein, notwithstanding the settlement and release provisions of-this Agreement.

I.             Nothing in this Agreement shall be construed to release or limit any rights Carson and those claiming through him may have against Nord Resources Corporation, including but not limited to Nord Resources' obligation under the Amended Severance Agreement and to pay retirement benefits.

J.            Notice to the parties shall be provided in writing by first class mail as provided below.

___________________________________
W. Pierce Carson
Address: ___________________________
City/State/Zip _______________________

____________________________________
Mariann J. Carson
Address _____________________________
City/State/Zip_________________________

_____________________________________
Nord Pacific Limited
By: __________________________________
Its: __________________________________
Address_______________________________
City/State/Zip__________________________

______________________________________
Hicor Corporation
By: ___________________________________
Its: ___________________________________
Address________________________________
City/State/Zip___________________________

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